WESTERN ASSET FUNDS, INC.

ARTICLES SUPPLEMENTARY

Western Asset Funds, Inc., a Maryland corporation registered under the Investment Company Act of 1940, as amended, as an open-end management investment company (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: Pursuant to the authority vested in the Board of Directors of the Corporation (the “Board”) by Article VI of the charter of the Corporation (the “Charter”), and by Sections 2-105(c), 2-208 and 2-208.1 of the Maryland General Corporation Law, the Board, by resolutions adopted at a meeting duly called and held, has:

(a) increased the aggregate number of shares of common stock of the Corporation, $.001 par value per share (“Common Stock”) that the Corporation has authority to issue from twenty-one billion one hundred fifty million (21,150,000,000) shares of Common Stock, having an aggregate par value of twenty-one million one hundred fifty thousand dollars ($21,150,000) to thirty-five billion seven hundred million (35,700,000,000) shares of Common Stock, having an aggregate par value of thirty-five million seven hundred thousand dollars ($35,700,000);

(b) created and established three new share classes of the Western Asset Asian Opportunities Fund series of the Corporation to be known as the “Class A Shares” and “Class C Shares” and “Class R Shares” and classified one billion five hundred million (1,500,000,000) shares of Common Stock that the Corporation is newly authorized to issue as follows:

Designation	Number of Shares
Western Asset Asian Opportunities Fund	500,000,000 Class A Shares
500,000,000 Class C Shares
500,000,000 Class R Shares

(c) created and established three new share classes of the Western Asset Enhanced Equity Fund series of the Corporation to be known as the “Class A Shares” and “Class C Shares” and “Class R Shares” and classified seven hundred fifty million (750,000,000) shares of Common Stock that the Corporation is newly authorized to issue as follows:

Designation	Number of Shares
Western Asset Enhanced Equity Fund	250,000,000 Class A Shares
250,000,000 Class C Shares
250,000,000 Class R Shares

(d) created and established three new share classes of the Western Asset Global Multi-Sector Fund series of the Corporation to be known as the “Class A Shares”

and “Class C Shares” and “Class R Shares” and classified three hundred million (300,000,000) shares of Common Stock that the Corporation is newly authorized to issue as follows:

Designation	Number of Shares
Western Asset Global Multi-Sector Fund	100,000,000 Class A Shares
100,000,000 Class C Shares
100,000,000 Class R Shares

(e) created and established three new share classes of the Western Asset Intermediate Bond Fund series of the Corporation to be known as the “Class A Shares” and “Class C Shares” and “Class R Shares” and classified one billion five hundred million (1,500,000,000) shares of Common Stock that the Corporation is newly authorized to issue as follows:

Designation	Number of Shares
Western Asset Intermediate Bond Fund	500,000,000 Class A Shares
500,000,000 Class C Shares
500,000,000 Class R Shares

(f) created and established three new share classes of the Western Asset Total Return Unconstrained Fund series of the Corporation to be known as the “Class A Shares” and “Class C Shares” and “Class R Shares” and classified one billion five hundred million (1,500,000,000) shares of Common Stock that the Corporation is newly authorized to issue as follows:

Designation	Number of Shares
Western Asset Total Return Unconstrained Fund	500,000,000 Class A Shares
500,000,000 Class C Shares
500,000,000 Class R Shares

(g) created and established three new share classes of the Western Asset Core Bond Fund series of the Corporation to be known as the “Class A Shares” and “Class C Shares” and “Class R Shares” and classified one billion five hundred million (1,500,000,000) shares of Common Stock that the Corporation is newly authorized to issue as follows:

Designation	Number of Shares
Western Asset Core Bond Fund	500,000,000 Class A Shares
500,000,000 Class C Shares
500,000,000 Class R Shares

(h) created and established three new share classes of the Western Asset Core Plus Bond Fund series of the Corporation to be known as the “Class A Shares” and “Class C Shares” and “Class R Shares” and classified one billion five hundred million (1,500,000,000) shares of Common Stock that the Corporation is newly authorized to issue as follows:

Designation	Number of Shares
Western Asset Core Plus Bond Fund	500,000,000 Class A Shares
500,000,000 Class C Shares
500,000,000 Class R Shares

(i) created and established three new share classes of the Western Asset High Yield Fund series of the Corporation to be known as the “Class A Shares” and “Class C Shares” and “Class R Shares” and classified one billion five hundred million (1,500,000,000) shares of Common Stock that the Corporation is newly authorized to issue as follows:

Designation	Number of Shares
Western Asset High Yield Fund	500,000,000 Class A Shares
500,000,000 Class C Shares
500,000,000 Class R Shares

(j) created and established three new share classes of the Western Asset Inflation Indexed Plus Fund series of the Corporation to be known as the “Class A Shares” and “Class C Shares” and “Class R Shares” and classified one billion five hundred million (1,500,000,000) shares of Common Stock that the Corporation is newly authorized to issue as follows:

Designation	Number of Shares
Western Asset Inflation Indexed Plus Fund	500,000,000 Class A Shares
500,000,000 Class C Shares
500,000,000 Class R Shares

(k) created and established three new share classes of the Western Asset Limited Duration Bond Fund series of the Corporation to be known as the “Class A Shares” and “Class C Shares” and “Class R Shares” and classified one billion five hundred million (1,500,000,000) shares of Common Stock that the Corporation is newly authorized to issue as follows:

Designation	Number of Shares
Western Asset Limited Duration Bond Fund	500,000,000 Class A Shares
500,000,000 Class C Shares
500,000,000 Class R Shares

(l) created and established three new share classes of the Western Asset Non-U.S. Opportunity Bond Fund series of the Corporation to be known as the “Class A Shares” and “Class C Shares” and “Class R Shares” and classified one billion five hundred million (1,500,000,000) shares of Common Stock that the Corporation is newly authorized to issue as follows:

Designation	Number of Shares
Western Asset Non-U.S. Opportunity Bond Fund	500,000,000 Class A Shares
500,000,000 Class C Shares
500,000,000 Class R Shares

SECOND: Each Class A, Class C and Class R share of Western Asset Asian Opportunities Fund, Western Asset Enhanced Equity Fund, Western Asset Global Multi-Sector Fund, Western Asset Intermediate Bond Fund, Western Asset Total Return Unconstrained Fund, Western Asset Core Bond Fund, Western Asset Core Plus Bond Fund, Western Asset High Yield Fund, Western Asset Inflation Indexed Plus Fund, Western Asset Limited Duration Bond Fund and Western Asset Non-U.S. Opportunity Bond Fund (each a “Series”) shall represent investment in the same pool of assets as every other share of the Series and shall have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of shares, except as provided in the Charter and as set forth below:

(1) The net asset values of Class A, Class C and Class R shares of each Series shall be calculated separately. In calculating the net asset values,

(a) Each class shall be charged with the transfer agency fees and Rule 12b-1 fees (or equivalent fees by any other name) attributable to that class, and not with the transfer agency fees and Rule 12b-1 fees (or equivalent fees by any other name) attributable to any other class;

(b) Each class shall be charged separately with such other expenses as may be permitted by law, including U.S. Securities and Exchange Commission (“SEC”) rule or order, and as the Board shall deem appropriate; and

(c) All other fees and expenses applicable to the Series shall be charged to all classes of that Series, in the proportion that the net asset value of that class bears to the net asset value of the Series, except as may otherwise be required by applicable law.

(2) Dividends and other distributions shall be paid on Class A, Class C and Class R shares at the same time. The amounts of all dividends and other distributions shall be calculated separately for Class A, Class C and Class R shares. In calculating the amount of any dividend or other distribution,

(a) Each class shall be charged with the transfer agency fees and Rule 12b-1 fees (or equivalent fees by any other name) attributable to that class, and not with the transfer agency fees and Rule 12b-1 fees (or equivalent fees by any other name) attributable to any other class;

(b) Each class shall be charged separately with such other expenses as may be permitted by law, including SEC rule or order, and as the Board shall deem appropriate; and

(c) All other fees and expenses applicable to the Series shall be charged to each class of the Series, in the proportion that the net asset value of that class bears to the net asset value of the Series, except as may otherwise be required by applicable law.

(3) Each class of each Series shall vote separately on matters pertaining only to that class, as the Board shall from time to time determine. On all other matters, all classes of each Series shall vote together, and every share of the Series, regardless of class, shall have an equal vote with every other share of the Series.

THIRD: As of the filing of these Articles Supplementary, the Corporation has authority to issue thirty-five billion seven hundred million (35,700,000,000) shares of Common Stock, having an aggregate par value of thirty-five million seven hundred thousand dollars ($35,700,000). These shares are classified as follows:

Designation	Number of Shares
Western Asset Asian Opportunities Fund	500,000,000 Class I Shares
500,000,000 Class FI Shares
500,000,000 Class IS Shares
500,000,000 Class A Shares
500,000,000 Class C Shares
500,000,000 Class R Shares

Western Asset Enhanced Equity Fund	250,000,000 Class I Shares
250,000,000 Class FI Shares
250,000,000 Class IS Shares
250,000,000 Class A Shares
250,000,000 Class C Shares
250,000,000 Class R Shares

Western Asset Money Market Portfolio	250,000,000 Class I Shares
250,000,000 Class FI Shares
250,000,000 Class IS Shares

Western Asset U.S. Government Money Market Portfolio	250,000,000 Class I Shares
50,000,000 Class FI Shares
250,000,000 Class IS Shares

Western Asset Global Multi-Sector Fund	100,000,000 Class I Shares
100,000,000 Class FI Shares
100,000,000 Class IS Shares
100,000,000 Class A Shares
100,000,000 Class C Shares
100,000,000 Class R Shares

Western Asset Intermediate Bond Fund	500,000,000 Class I Shares
300,000,000 Class FI Shares
500,000,000 Class IS Shares
500,000,000 Class A Shares
500,000,000 Class C Shares
500,000,000 Class R Shares

Western Asset Total Return Unconstrained Fund	500,000,000 Class I Shares
500,000,000 Class FI Shares
500,000,000 Class IS Shares
500,000,000 Class A Shares
500,000,000 Class C Shares
500,000,000 Class R Shares

Western Asset Core Bond Fund	1,000,000,000 Class I Shares
500,000,000 Class FI Shares
1,000,000,000 Class IS Shares
500,000,000 Class A Shares
500,000,000 Class C Shares
500,000,000 Class R Shares

Western Asset Core Plus Bond Fund	2,700,000,000 Class I Shares
500,000,000 Class FI Shares
2,700,000,000 Class IS Shares
500,000,000 Class A Shares
500,000,000 Class C Shares
500,000,000 Class R Shares

Western Asset High Yield Fund	500,000,000 Class I Shares
500,000,000 Class FI Shares
500,000,000 Class IS Shares
500,000,000 Class A Shares
500,000,000 Class C Shares
500,000,000 Class R Shares

Western Asset Inflation Indexed Plus Bond Fund	500,000,000 Class I Shares
500,000,000 Class FI Shares
500,000,000 Class IS Shares
500,000,000 Class A Shares
500,000,000 Class C Shares
500,000,000 Class R Shares

Western Asset Limited Duration Bond Fund	500,000,000 Class I Shares
500,000,000 Class FI Shares
500,000,000 Class IS Shares
500,000,000 Class A Shares
500,000,000 Class C Shares
500,000,000 Class R Shares

Western Asset Non-U.S. Opportunity Bond Fund	500,000,000 Class I Shares
500,000,000 Class FI Shares
500,000,000 Class IS Shares
500,000,000 Class A Shares
500,000,000 Class C Shares
500,000,000 Class R Shares

Common Stock (without classification)	100,000,000

FOURTH: Immediately before filing these Articles Supplementary, the Corporation had authority to issue twenty-one billion one hundred fifty million (21,150,000,000) shares of Common Stock, having an aggregate par value of twenty-one million one hundred fifty thousand dollars ($21,150,000). These shares were classified as follows:

Designation	Number of Shares

Western Asset Asian Opportunities Fund	500,000,000 Class I Shares
500,000,000 Class FI Shares
500,000,000 Class IS Shares

Western Asset Enhanced Equity Fund	250,000,000 Class I Shares
250,000,000 Class FI Shares
250,000,000 Class IS Shares

Western Asset Money Market Portfolio	250,000,000 Class I Shares
250,000,000 Class FI Shares
250,000,000 Class IS Shares

Western Asset U.S. Government Money Market Portfolio	250,000,000 Class I Shares
50,000,000 Class FI Shares
250,000,000 Class IS Shares

Western Asset Global Multi-Sector Fund	100,000,000 Class I Shares
100,000,000 Class FI Shares
100,000,000 Class IS Shares

Western Asset Intermediate Bond Fund	500,000,000 Class I Shares
300,000,000 Class FI Shares
500,000,000 Class IS Shares

Western Asset Total Return Unconstrained Fund	500,000,000 Class I Shares
500,000,000 Class FI Shares
500,000,000 Class IS Shares

Western Asset Core Bond Fund	1,000,000,000 Class I Shares
500,000,000 Class FI Shares
1,000,000,000 Class IS Shares

Western Asset Core Plus Bond Fund	2,700,000,000 Class I Shares
500,000,000 Class FI Shares
2,700,000,000 Class IS Shares

Western Asset High Yield Fund	500,000,000 Class I Shares
500,000,000 Class FI Shares
500,000,000 Class IS Shares

Western Asset Inflation Indexed Plus Bond Fund	500,000,000 Class I Shares
500,000,000 Class FI Shares
500,000,000 Class IS Shares

Western Asset Limited Duration Bond Fund	500,000,000 Class I Shares
500,000,000 Class FI Shares
500,000,000 Class IS Shares

Western Asset Non-U.S. Opportunity Bond Fund	500,000,000 Class I Shares
500,000,000 Class FI Shares
500,000,000 Class IS Shares

Common Stock (without classification)	100,000,000

FIFTH: These Articles Supplementary shall be effective as of 9:01 A.M. on April 30, 2012.

SIXTH: The undersigned President and Chief Executive Officer acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned President and Chief Executive Officer acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be signed in its name and on its behalf by its President and attested to by its Assistant Secretary on this 9th day of April, 2012.

ATTEST:		WESTERN ASSET FUNDS, INC.

By:	/s/ Richard M. Wachterman	By:	/s/ R. Jay Gerken
	Richard M. Wachterman, Assistant Secretary		R. Jay Gerken, President